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Exhibit 5.1

[LETTERHEAD OF KIRKLAND & ELLIS LLP]

        January 19, 2005

Adolph Coors Company
311 Tenth Street
Golden, Colorado 08401

Dear Sirs:

        We have acted as counsel to Adolph Coors Company, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, filed with the Commission on November 24, 2004 (including the documents incorporated therein by reference, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of a maximum of 48,086,433 shares (the "Shares") in the aggregate of the Company's Class A Common Stock and Class B Common Stock, each having a par value of $0.01 per share (the "Common Stock"), which Shares the Company may issue, from time to time, upon exchange or redemption of exchangeable shares ("Exchangeable Shares") that may be issued by Molson Coors Exchangeco ("Exchangeco"), a subsidiary of the Company. The Exchangeable Shares will be issued, and the Company's obligation to issue Shares upon exchange or redemption of the Exchangeable Shares will arise, in connection with the consummation of the combination (the "Combination") of the Company and Molson Inc., a corporation organized and existing under the laws of Canada ("Molson"), pursuant to a Plan of Arrangement (the "Plan of Arrangement"), as provided for in that certain Combination Agreement (the "Combination Agreement"), dated as of July 21, 2004, as amended, among the Company, Exchangeco and Molson.

        In connection with the Combination, proxies are being solicited by the Board of Directors of the Company pursuant to a certain Joint Proxy Statement/Management Information Circular (as amended or supplemented, the "Joint Proxy Statement/ Management Information Circular") filed with the Commission on Schedule 14A on December 10, 2004 with respect to a special meeting of stockholders of Coors to be convened on January 19, 2005 (including any adjournment of such special meeting, the "Coors Meeting"). At the Coors Meeting, stockholders will be asked to consider and vote on the proposals to adopt an amended and restated certificate of incorporation of the Company (the "Restated Charter") and approve the issuance (the "Molson Coors Share Issuance") of shares of Class A Common Stock, Class B Common Stock, special Class A voting stock and special Class B voting stock (and any shares convertible into or exchangeable for shares of any such class of stock) as contemplated by the Combination Agreement and the Plan of Arrangement. The Plan of Arrangement is to be approved by the shareholders of Molson pursuant to the shareholders resolution (the "Molson Shareholders Resolution") described in the Joint Proxy Statement/Management Information Circular at a special meeting of Molson shareholders to be convened on January 19, 2005 (including any adjournment of such special meeting, the "Molson Shareholder Meeting"). Subject to the approval of the Molson Shareholders Resolution at the Molson Shareholder Meeting and approval of the Molson Coors Share Issuance and the Restated Charter at the Coors Meeting, the Superior Court, District of Montréal, Province of Québec (the "Court"), at a hearing (the "Hearing") expected to be held on February 2, 2005, will consider Molson's request to issue an order (the "Order") approving the Arrangement set forth in the Plan of Arrangement. Upon consummation of the Combination, Molson will become a consolidated subsidiary of the Company and the Company will change its name to Molson Coors Brewing Company. The Plan of Arrangement, Combination Agreement and Order are sometimes collectively referred to herein as the "Transaction Documents".

        In connection with rendering the opinion set forth below, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Exchangeco, all such agreements, certificates of public officials, certificates of officers or representatives of the Company, Exchangeco and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

        We have assumed for purposes of this opinion: that each document we have reviewed for purposes of this opinion is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and that the Combination Agreement, Plan of Arrangement and every other agreement we have examined for purposes of this opinion constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement. We have also made other assumptions which we believe to be appropriate for purposes of this opinion. We have not independently established or verified any facts relevant to this opinion, but have relied upon statements and representations of officers and other representatives of the Company and others and upon representations set forth in the Transaction Documents.

        Based upon the foregoing, and assuming that (i) the Restated Charter and the Molson Coors Share Issuance are approved by the stockholders of the Company at the Coors Meeting, the Molson Shareholder Resolution is approved by the shareholders of Molson at the Molson Shareholder Meeting and the Order is issued by the Court, in each case as contemplated in the Joint Proxy Statement/Management Information Circular, (ii) the Registration Statement is effective during the period when the Shares are offered and sold, (iii) the Exchangeable Shares are duly authorized and are validly issued, fully paid and non-assessable, (iv) upon exchange or redemption of the Exchangeable Shares, as applicable, the Shares will be issued in accordance with the terms of the Transaction Documents and appropriate certificates representing the Shares will be duly executed by the Company and the Company's authorized transfer agent and/or registrar, as appropriate, (v) the value of each Exchangeable Share at the time of exchange or redemption thereof is not less than the par value of the Share issued in respect thereof and (vi) all applicable securities laws are complied with, it is our opinion that, following effectiveness of the Restated Charter, the Shares covered by the Registration Statement will be duly authorized for issuance and, when such Shares are issued upon exchange or redemption, as applicable, of Exchangeable Shares in accordance with the terms of the Transaction Documents, such Shares will be validly issued, fully paid and nonassessable.

        Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, rules, regulations and orders thereunder which are currently in effect. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks as of the time of delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

        This opinion is furnished to you in connection with your filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose without our consent.

Very truly yours,
/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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  Exhibit 5.1